UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): September 26, 2023

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Tuesday, September 26, 2023, XWELL, Inc. (the “Company”) filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”), to implement a one-for-twenty reverse split of its common stock, par value $0.01 (the “Reverse Split”). The ratio for the Reverse Split was determined by the Company’s Board of Directors (the “Board”) pursuant to the approval of the stockholders at the Company’s 2023 Annual Meeting held on August 22, 2023, authorizing the Board to effect a reverse split within a range of one-for-eight to one-for-twenty shares of the Company’s common stock. The Reverse Split will be effective as of 5:00 p.m. ET on Wednesday, September 27, 2023, and shares of the Company’s common stock are expected to begin trading on the Nasdaq Capital Market on a post-split basis when market open on Thursday, September 28, 2023. The Company’s trading symbol will remain unchanged, but the CUSIP number for the Company’s registered common stock will be changed to 98420U 802.

As a result of the Reverse Split, each twenty shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, par value $0.01 per share. The Reverse Split will affect all issued and outstanding shares of the Company’s common stock, as well as common stock underlying stock options, restricted stock units, and warrants outstanding immediately prior to the effectiveness of the Reverse Split. The Reverse Split will reduce the number of shares of the Company’s common stock currently outstanding from approximately 83.5 million to approximately 4.17 million. The Reverse Split did not alter the number of authorized shares or par value of the Company's common stock, or modify any voting rights or other terms of the Company’s common stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference. On September 27, 2023, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
99.1	Press Release dated September 27, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, Inc.

Date: September 27, 2023	By:	/s/ Scott R. Milford
	Name:	Scott R. Milford
	Title:	Chief Executive Officer